UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2013

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General Communication, Inc. (NASDAQ: GNCMA) ("GCI") today announced that John Lowber, the company’s Senior Vice President and Chief Financial Officer, will retire on January 1, 2014, after 29 years of service to the company. In addition, the company announced that Mr. Lowber will be succeeded by Peter Pounds, who is currently the company’s Vice President of Finance and Secretary.

Mr. Lowber joined the company in 1985 as its Vice President, Administration. He has served as Chief Financial Officer of the company since July, 1988. Prior to joining the company, Mr. Lowber was a Senior Manager at KPMG Peat Marwick.

“John has been an integral part of GCI’s growth and success. We wish him the best in his well-deserved retirement,” said Ron Duncan, GCI’s President and Chief Executive Officer. “While we will miss John’s leadership, we have every confidence that Peter will continue his legacy of financial leadership and business judgment.”

Mr. Pounds joined the company sixteen years ago, as a business analyst, from KPMG Peat Marwick. He was promoted to Vice President of Finance in 2009, and was appointed as the company Secretary in 2012. He is both a Certified Public Accountant and a Certified Financial Analyst.

Mr. Pounds’ compensation is comprised of $200,000 for base salary and $100,000 for short-term incentive plan compensation. The short-term incentive plan compensation of $100,000 is comprised of $40,000 for the Free Cash Flow Goal, $15,000 for Capex Spending and $45,000 for Discretionary as further described in GCI’s definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: October 8, 2013

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer
and Treasurer
(Principal Financial Officer)